As Filed with the Securities and Exchange Commission on December 18, 1996
                                            								  Registration No. 33-

                           SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                     FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933

                                   Praxair, Inc.
           (Exact name of registrant as specified in its charter)

            Delaware                 			       	  06-124-9050
       (State of incorporation)			     (IRS Employer Identification No.)

                 39 Old Ridgebury Road, Danbury, CT 06810-5113
                  (Address of principal executive offices)


                    1993 Praxair Compensation Deferral Program
                           (Full title of the plan)


                              David H. Chaifetz
                  Vice President, General Counsel and Secretary
                                Praxair, Inc.
                           39 Old Ridgebury Road
                           Danbury, CT 06810-5113
                     (Name and address of agent for service)

                                 (203) 837-2000
          (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


Title of Securities to be Registered    Common Stock, $0.01 par value(1)
Amount to be registered                             1,500,000
Proposed maximum offering price per share (2)       $46.625
Proposed maximum aggregate offering price (2)       $69,937,500.00
Amount of registration fee                          $21,194.00



  (1)	Also includes the Common Stock Purchase Rights associated
therewith.

  (2)	Estimated solely for the purpose of calculating the
registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended.

                           Exhibit Index is located on page 7


(PAGE2)

                               PART I


         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing information required by the Securities and Exchange Commission as set forth in Part I of Form S-8 will be sent or given to participants in the 1993 Praxair Compensation Deferral Program (the "Plan") which Plan is listed on the cover of this registration statement (the "Registration Statement"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                              PART II


         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by Praxair, Inc.
(the "Registrant") with the Commission and are hereby incorporated by reference in this Registration Statement:

      (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 which contains audited financial statements for the most recent year for which such statements have been filed.

      (b) The description of the Registrant's Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8, dated May 22, 1992, Form 8, dated June 9, 1992, and Form 8, dated June 12, 1992.

      (c) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.



ITEM 4.	DESCRIPTION OF SECURITIES

              Not applicable

(PAGE3)

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

              None

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article VIII of the Restated Certificate of Incorporation of the Registrant eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Registrant to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

     The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by the Corporation.


ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable

ITEM 8.	EXHIBITS

4.1     1993 Praxair Compensation Deferral Program

4.2 Article IV of the Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant (incorporated herein by reference to Appendix A to the Registrant's Information Statement, filed as
Exhibit 2.01 to the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8, dated May 22, 1992, Form 8, dated June 9, 1992, and Form 8, dated June 12, 1992).

4.3 Form of Rights Agreement between the Registrant and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8, dated May 22, 1992, Form 8, dated June 9, 1992, and Form 8, dated June 12,
1992).

5.1     Opinion of Counsel - Kelley Drye & Warren LLP

23.1  Consent of Independent Accountants - Price Waterhouse LLP.

(PAGE4)

23.2  Consent of Independent Accountants - Arthur Andersen LLP

23.3  Consent of Counsel - Kelley Drye & Warren LLP (contained in
      Exhibit 5.1)

24.1  Powers of Attorney (included on the signature page hereof)



ITEM 9.	UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration
Statement:

         (i) to include any prospectus required by Section
10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided however that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(PAGE5)

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act), that it is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 of this Registration
Statement, or otherwise, the

Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

The Registrant.

     	Pursuant to the requirements of the Securities Act of 1933 as amended, Praxair, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form
S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on the 10th day of December, 1996.


                                  PRAXAIR, INC.



                                 By:      /s/ J. Robert Vipond
                                          J. Robert Vipond
                                          Vice President and Controller
                                         (On behalf of the Registrant and
                                         as Principal Accounting Officer)

(PAGE6)


     Each person whose signature appears below appoints each of John
A. Clerico and David H. Chaifetz, his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462 (b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

      Pursuant to the requirements of the Securities Act of 1933 as amended, this registration statement has been signed by the following persons in the capacities indicated on December 13, 1996.


/s/ John A. Clerico                      /s/ Alejandro Achaval
John A. Clerico Vice President,          Alejandro Achaval
Chief Financial Officer and Director     Director
(Principal Financial Officer)

/s/ Ronald L. Kuehn, Jr.                 /s/ Edgar G. Hotard
Ronald L. Kuehn, Jr.                     Edgar G. Hotard
Director                                 President and Director

/s/ John J. Creedon                      /s/ Benjamin F. Payton
John J. Creedon                          Benjamin F. Payton
Director                                 Director

/s/ H. William Lichtenberger             /s/ C. Fred Fetterolf
H. William Lichtenberger                 C. Fred Fetterolf
Chairman and Chief  Executive Officer    Director
(Principal Executive Officer)

/s/ G. Jackson Ratcliffe, Jr.
G. Jackson Ratcliffe, Jr.                 Dale F. Frey
Director                                  Director

/s/ H. Mitchell Watson, Jr.               /s/ Claire W. Gargalli
H. Mitchell Watson, Jr.                   Claire W. Gargalli
Director                                  Director


(PAGE7)

                          EXHIBIT INDEX


EXHIBIT		  					                                     SEQUENTIAL PAGE NO.

4.1   1993 Praxair Compensation Deferral Program              8

4.2   Article IV of the Registrant's Restated             Incorporated
      Certificate of Incorporation, defining the          by reference
      rights of holders of the capital stock
      of the Registrant (incorporated herein by reference to Appendix A to the Registrant's
      Information Statement, filed as Exhibit 2.01 to the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the
      Commission on March 10, 1992, as amended by Form 8, dated May 22, 1992, Form 8, dated
      June 9, 1992, and Form 8, dated June 12, 1992).

4.3 Form of Rights Agreement between the Registrant and Incorporated The Bank of New York, as Rights Agent (incorporated by reference herein by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form 10
      (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8, dated
      May 22, 1992, Form 8, dated June 9, 1992, and
      Form 8, dated June 12, 1992).

5.1   Opinion of Counsel - Kelley Drye & Warren LLP  	           27

23.1  Consent of Independent Accountants -                       29
      Price Waterhouse LLP

23.2  Consent of Independent Accountants -
      Arthur Andersen LLP                                         30

23.3  Consent of Counsel - Kelley Drye & Warren LLP
      Contained in Exhibit 5.1

24.1  Powers of Attorney 	                                  Included in the
                                                            signature page
                                                                 hereof

(PAGE8)
                                                       EXHIBIT 4.1





                 1993 PRAXAIR COMPENSATION DEFERRAL PROGRAM
                                RESTATED


    THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
        THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933










                  Originally adopted by the Board:      December 1, 1993
                  Incorporates Amendments Adopted:      January 23, 1995
                                                        September 25, 1995
                                                        July 22, 1996



(PAGE9)


                             TABLE OF CONTENTS

                                                            PAGE

Section 1:     Purpose                                        1

Section 2:     Definitions	                                   2

Section 3:     Administration	                                7

Section 4:     Eligibility to Participate                     7

Section 5:     Election to Participate                        7

Section 6:     Payments to Participants and Beneficiaries     9

Section 7:     Beneficiaries                                 12

Section 8:     Earnings Accruals                             13

Section 9:     General Provisions                            15


(PAGE10)

                  1993 PRAXAIR COMPENSATION DEFERRAL PROGRAM

SECTION 1: PURPOSE

    	The purpose of the 1993 Praxair Compensation Deferral Program (the 'Program') is to provide (i) a procedure by which recipients may annually elect in advance to defer a portion or all of their cash awards granted pursuant to the Corporation's Variable Compensation Plans, the 1992 Praxair, Inc. Long Term Incentive Plan, the 1996 Praxair, Inc. Senior Executive
Performance Award Plan, and successors to such plans, all as amended from time to time , (ii) a procedure by which Eligible Employees may defer all or a portion of their base salary and
(iii) Eligible Employees with matching contributions lost under the Savings Program because of the limitations imposed under
Section 401(a)(17) of the Code. The Program shall be effective for amounts payable on or after January 1, 1994; provided that base salary and cash awards under the 1992 Praxair, Inc. Long
Term Incentive Plan and the 1996 Praxair, Inc. Senior Executive Performance Award Plan may not be deferred unless and until a determination is made by the Vice President-Human Resources to allow such deferrals in the applicable case.


SECTION 2:  DEFINITIONS

   2.1:     "Beneficiary" means the person, persons or
estate entitled (as determined under Section 7) to receive payment under the Program following a Participant's death.

   2.2:     "Change in Control of the Corporation"
means the occurrence of any of the following circumstances:

      (1) If a change in control of the Corporation would be required to be reported in response to item
1(a) of the current report of Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement;

    (2) there shall be consummated: (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger, or
(B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control of the Corporation;

     (3)  any "person" or "group" within the meaning of Sections
13(d) and 14(d) (2) of the Exchange Act (A) becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than 20% of the then outstanding voting securities of the Corporation, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board of Directors of the Corporation, or (B) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question more than 20% of the then outstanding voting securities of the Corporation, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board of Directors of the Corporation;

(PAGE11)

     (4) if during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board of Directors of the Corporation. For purposes of this Agreement, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board of Directors of the Corporation or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors; or

    (5)   any "person" or "group" within the
meaning of Sections 13(d) and 14(d) of the Exchange Act that is a 'beneficial owner', as defined in Rule 13d-3 under the Exchange Act, of 20% or more of the then outstanding voting securities of the Corporation commences soliciting proxies.

     Notwithstanding the foregoing, Present Directors and/or New
Directors may, by two-thirds vote of such Directors, declare that a given transaction shall not constitute a Change in Control of the Corporation for purposes of this Program.

        2.3: "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.4:  "Committee" means the Compensation and Management
Development Committee of the Board of Directors of the Corporation.

        2.5: "Corporation" means Praxair, Inc., and any successor thereof by merger, consolidation or otherwise.

        2.6: "Date of Deferral" means (i) with respect to cash awards granted pursuant to Eligible Plans, the date on which the Corporation issues checks to recipients for such awards,
(ii) with respect to salary deferral, the date on which the relevant salary would be paid and (iii) with respect to matching contributions made by the Corporation pursuant to Section 5.3 of this Program for a given Service Year, the day following the date that the Committee determines (for purposes of determining the Stock Value Rate in accordance with Section 2.18 ) the common stock value for the matching contribution deferral.

        2.7: "Disability" means a Participant's total physical or mental inability to perform any work for compensation or profit in any occupation for which the Participant is reasonably qualified by reason of training, education or ability, and which inability is adjudged to be permanent, as determined by the Vice President-Human Resources or his or her designee.

       2.8: "Discounted Stock Value Rate" means the Stock Value Rate except that the applicable value of the Corporation's common stock determined in accordance with Section 2.18, shall be reduced by ten (10%) percent

       2.9: "Eligible Plan" means any of those incentive plans of the Corporation listed in clause (i) of Section 1 hereof.

      2.10: "Employee" means a person who is an employee of the Corporation or one of its subsidiary corporations and "Eligible Employee" means a person who is a participant in one of the Variable Compensation Plans and whose compensation is included in the payroll accounts of the Corporation or any U.S. subsidiary thereof.

      2.11:  "Exchange Act" means the Securities Exchange Act of 1934.


(PAGE12)

      2.12: "Fixed Income Rate" means the rate of interest for the Fixed Income Fund under the Corporation's Savings Program, in effect from time to time.

      2.13: "Participant" means an Eligible Employee who (i) elects in advance under the Program to defer a portion or all of the Employee's base salary, (ii) elects in advance under the Program to defer a portion or all of any cash award that may granted to the Employee pursuant to an Eligible Plan in a calendar year, and who is in fact subsequently granted such an award which is payable during said year on the Date of Deferral or (iii) receives compensation (as defined in Section 1.12 of the Savings Program) for such calendar year in an amount which is in excess of such compensation which may be considered under Section 1.12 of the Savings Program because of the limitations imposed by Code
Section 401(a)(17).

       2.14:  "Program" means this 1993 Praxair Compensation Deferral Program.

       2.15: "Retirement" means termination of employment with the right to an immediate retirement benefit under the Corporation's Retirement Program (or under circumstances which would have allowed for such an immediate retirement benefit had the Participant been a participant in the Corporation's Retirement Program).

      2.16: "Savings Program" means The Savings Program for Employees of Praxair, Inc. and Participating Subsidiary Companies, as amended from time to time.

      2.17: "Service Year" means one of the calendar years on and after 1993, (i) with respect to which a Variable Compensation Award may be paid during the following year on the Date of Deferral or (ii) with respect to which a matching contribution pursuant to Section 5.3 of this Program may be made during the following year on the Date of Deferral.

      2.18: "Stock Value Rate" means the difference between the value of the Corporation's common stock (i) as of the date amounts credited to the Program are directed, by initial election or by reallocation, into the Stock Value Rate (or, in the case of initial deferrals of matching contributions or of Variable Compensation Awards, the common stock value determined by the Committee in accordance with the last sentence of this Article 2.18), and (ii) the relevant date of determination of the amount of earnings in accordance with
Section 8 hereof. Such value shall include the value of any dividends paid on the stock during the period for which the Stock Value Rate is being determined, as if such dividends were reinvested, when payable, in additional shares of the Corporation's common stock purchased at the value less five percent (5%) of the Corporation's common stock on the dividend payable date. Except as provided in the next sentence, the value of the Corporation's common stock for purposes of this
Section 2.18, shall mean the closing price of the stock on the New York Stock Exchange on the relevant date of determination.
In January of each calendar year, the Committee shall determine the common stock value to be used in valuing deferrals of Variable Compensation Awards and matching contributions to be awarded in the calendar year for the previous Service Year.

      2.19: "Unforeseen Emergency" means an event beyond the control of the Participant that would result in severe financial hardship to the Participant if early withdrawal of the Participant's cash awards, matching contributions or base salary deferrals and related earnings (as provided for in Section 6.1 (c)) were not permitted. Whether a Participant has an Unforeseen Emergency shall be determined by the Vice President-Human Resources or his or her designee.

      2.20: "Variable Compensation Plans" means the 1992 Praxair, Inc. Variable Compensation Plan, the Praxair, Inc. Mid-Management Variable Compensation Plan, and successors to such plans, all as amended from time to time.

(PAGE13)

       2.21: "Variable Compensation Award" means a variable compensation award under a Variable Compensation Plan or an Annual Performance Award under the 1996 Praxair, Inc.
Senior Executive Performance Award Plan.

      	2.22:	"Vice  President-Human Resources" means the Vice
President-Human Resources of the Corporation.


SECTION 3: ADMINISTRATION

         The Committee shall supervise the administration and interpretation of the Program, may establish administrative regulations to further the purpose of the Program and shall take any other action necessary to the proper operation of the Program. All decisions and acts of the Committee shall be final and binding upon all Participants, their Beneficiaries and all other persons.

SECTION 4: ELIGIBILITY TO PARTICIPATE

        To be eligible to participate in the Program for a given calendar year, a person must have become an Eligible Employee not later than the day on or before which Eligible Employees must make the election provided for in Section 5 for deferral of cash awards or base salary to be otherwise paid in that calendar year.

SECTION 5: ELECTION TO PARTICIPATE

     5.1:	Participation in Program.  During each of the years
the Program is in effect, Eligible Employees shall be informed of the opportunity to participate in the Program. An Eligible Employee choosing to participate with respect to deferral of cash awards or base salary must make an election to do so on or before the day designated by the Vice President-Human Resources and otherwise in accordance with such procedures as may be established.

     5.2:	Effective Date of Participation. (a)  After the
designated election date as provided in Section 5.1, a timely election to defer an award granted pursuant to an Eligible Plan shall be irrevocable with respect to the calendar year and plan
for which it is made.   Participation in this   Program with
respect to cash awards shall become effective only on the applicable Date of Deferral and only if, on such date, the Eligible Employee receives an award under one of the elected Eligible Plans (or would have received an award but for an election to defer under the Program).

          (b) An election to defer base salary must be made during the election period immediately preceding the calendar year in which services to the Corporation will be performed. Participation in this Program with respect to base salary shall become effective only on the first Date of Deferral in said calendar year and only if, and only so long as , the Eligible Employee remains employed with the Corporation. A Participant may suspend his or her election to defer his or her base salary at any time; provided, however, that such Eligible Employee may not resume deferrals of base salary until the following calendar year.

     5.3: Corporation Matching Contribution. (a) Without requiring any election by the Eligible Employee to participate in the Program, the Corporation shall credit a Participant with an amount equal to 3.75 % of that portion of a Participant's previous calendar year compensation (as defined in Section 1.12 of the Savings Program without regard to Code Section 401(a)(17), and without regard to any deferrals under this Program) which exceeds $150,000. Such $150,000 shall be adjusted at the same time and in the same manner as the limitation described in Code Section 401(a)(17).

(PAGE14)

         (b)  The Corporation shall credit each
Participant with the amount determined pursuant to subsection
(a) of this Section 5.3, in arrears, on the relevant Date of Deferral, provided that such Participant is employed by the Corporation on the Date of Deferral. Notwithstanding the foregoing, if the Participant terminates employment with the Corporation during the Service Year by reason of death, Disability, Retirement, or termination by the Corporation other than for cause, then the Corporation shall credit a Participant on the Date of Deferral with the amount determined pursuant to subsection (a) of this Section 5.3 even though such Participant is not employed by the Corporation on said Date of Deferral.


SECTION 6: PAYMENTS TO PARTICIPANTS AND BENEFICIARIES

       6.1:  Time of Payment.  (a) Subject to subsections (b),
(c) and (d) of this Section 6.1, a Participant shall begin to receive payment of his or her deferrals, and any earnings accruals credited under Section 8 during the January next following his or her last day of work prior to Retirement, or, immediately upon his or her other termination of employment occuring prior to scheduled retirement. Participants shall be deemed to have elected to defer all amounts until termination of employment in accordance with this Article 6.1(a) unless a contrary election is made pursuant to Article 6.1(b) below.

          (b) Notwithstanding any provision in this Program to the contrary, a Participant may, at the time of an election to defer either base salary or cash awards granted pursuant to Eligible Plans, make an irrevocable election to commence payment of any such amounts deferred under this Program upon a specific future payment date which is at least one year after the relevant Date of Deferral or such shorter period as the Committee may approve. A Participant making such an election shall receive his or her payment in the January next following said future payment date.

          (c) A Participant who has not yet terminated employment, but has an Unforeseen Emergency, may receive payment of any or all of his or her deferred base salary, deferred matching contribution, deferred cash awards and earnings accruals credited to him or her pursuant to Section 8 of this Program; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency plus any amounts necessary to pay federal, state and local income taxes or penalties reasonably anticipated to result from a withdrawal under this Section 6.1.

          (d) Notwithstanding any provision in this Program to the contrary, a Participant shall receive payment of his or her entire account balance under this Program at such time as (i) the Board of Directors of the Corporation determines that a Change in Control of the Corporation has occurred and (ii) the Chief Executive Officer of the Corporation provides written authorization for such payment. Such payment shall be made in full within 45 days after the Change in Control of the Corporation.

        6.2  Form of Payments.  (a)  Subject to paragraphs (b) and
(d) below, payments under this Program shall be made in full in a single payment.

          (b) A Participant may, in lieu of the form of payment described in paragraph (a), elect that all amounts which have been deferred to the Participant's termination of employment under Article 6.1(a) be paid in annual installments over a period designated by the Participant; provided that

(PAGE15)

                 (i)  such election is made only one time
and is made in the calendar year of the Participant's date of Retirement; and

                (ii)  the election  receives  the consent
of the Vice President Human Resources.

        (c) If a Participant dies at any time before having received any portion of his or her account balance under this Program, payment of the remaining amounts shall be made in full to the Participant's Beneficiary in a single payment.

        (d)  If any  distribution otherwise payable
under this Program would be disallowed in any part as a deduction to the Corporation in accordance with Section 162(m)
(or a successor Section) of the Code, the Committee may determine to pay the amount of such distribution in installments such that the Participant or Beneficiary shall receive the maximum amount permissible in each installment and still preserve the Corporation's full tax deduction.

       6.3: Payment in U.S. Dollars. All payments under this Program with respect to amounts which (i) at the time of such payment were accruing at the Fixed Income Rate, or (ii) at the time of such payment, if such payment is made before January 1, 1997, were accruing at either the Stock Value Rate or the Discounted Stock Value Rate, shall be made in U.S. dollars. Effective for any payment to be made on or after January 1, 1997, with respect to amounts which were accruing under either the Stock Value Rate or the Discounted Stock Value Rate, such payment shall be made in shares of the common stock of the Corporation.

       6.4:  Reduction of Payments:  Share Withholding..  (a)
All payments under this Program shall be reduced by any and all amounts that the Corporation is required to withhold pursuant to applicable law.

          (b) In order to enable the Corporation to meet any applicable federal, state or local tax withholding requirements, a Participant (or Beneficiary) who is receiving payment in shares of common stock of the Corporation, may elect to have the Corporation withhold shares that would otherwise be delivered to such Participant, or may deliver to the Corporation other shares of common stock of the Corporation owned by the Participant.
The value of any such shares of common stock so withheld or delivered shall be the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange - Composite Transactions on the date of said payment.

        6.5: Additional Deferrals. Notwithstanding Section 6.1, a Participant who has made an election to defer a cash award or base salary in accordance with Section 5 hereof may make an election to further defer such amounts and a Participant may make an election to further defer corporation matching contributions credited purusant to Section 5.3; provided such additional elections are made in accordance with the following provisions:

            (a) The additional deferral election must be made no later than during the tax year immediately preceding the year the Participant would otherwise receive payments pursuant to Section 6.1 hereof;

            (b)  For each original deferral election and
for all corporation matching contributions credited, there may be only one additional deferral election made pursuant to this
Section 6.5; and

            (c)  The additional deferral must be for a
period of at least two years.

(PAGE16)

SECTION 7: BENEFICIARIES

       A Participant may at any time and from time to time prior to death designate one or more Beneficiaries to receive any payments to be made following the Participant's death. If no such designation is on file with the Corporation at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant with the Corporation under the Corporation's Savings Program. If the Participant has not effectively designated a beneficiary under the Savings Program, or if no beneficiary so designated has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Vice President-Human Resources, the Beneficiary shall be treated as having predeceased the Participant. The Vice President-Human Resources may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the Vice President-Human Resources may consider to be appropriate. The Vice President-Human Resources may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.

SECTION 8: EARNINGS ACCRUALS

         8.1:	General.  Each Participant's account balance shall
be credited with earnings from the Date of Deferral through the date such deferral is paid out, or withdrawn, pursuant to Section
6.1. Earnings under this Section 8.1 shall accrue at the rate elected in accordance with Section 8.2.


         8.2:	Earnings Accrual Rate.

                (a)  Accrual Rates.  Earnings accruing in
accordance with Section 8.1 shall accrue at (i) the Fixed Income Rate, (ii) the Stock Value Rate, (iii) the Discounted Stock Value Rate, or a combination of the three Rates. An election to use the Discounted Stock Value Rate shall be effective for not less than five (5) years. In the case of an election to defer base salary for the following calendar year at the Discounted Stock Value Rate, the election shall be effective for a period ending no earlier than the fifth anniversary of the earliest of
(i) July 1 of said calendar year, (ii) the effective date of the Participant's suspension of base salary deferral pursuant to
Section 5.2(b) herein and (iii) the date of termination of the Participant's employment with the Corporation, if applicable, during said calendar year. Notwithstanding the foregoing, if
(i) a Participant has elected under Section 6.1(a) to receive payment upon termination of employment, and such Participant's employment is terminated by the Corporation without cause, or such employment is terminated as a result of Retirement, or (ii) an Unforeseen Emergency occurs, or (iii) a Change in Control of the Corporation occurs, or (iv) the Participant dies, then such Participant may then receive a payout from a Discounted Stock Value Rate account on the payment date set forth in Sections 6.1(a), 6.1(c), 6.1(d) and 6.2(c) respectively (and all subject to Section 6.2(d)); even if the applicable minimum five (5) years period has not yet passed as of said payment date.

(PAGE17)

               (b)  Initial Election.  Subject to
subparagraph (c), a Participant shall designate at the time of the election to defer base salary or cash awards granted pursuant to an Eligible Plan under Section 5, which accrual rate or rates shall apply to each deferral, provided that such elections must be in 10% increments. Such elections shall be effective as of the Date of Deferral. All matching contributions made to a Participant under Section 5.3 of this Program shall at all times be invested at the Stock Value Rate.

                (c)  [Reserved]

                (d)  Election Changes.  A Participant may
elect to change the accrual rate under this Section 8.2 with respect to any or all previous cash award deferrals or salary deferrals under the Program from Fixed Income Rate to the Stock
Value Rate.   Any election changes made pursuant to this
subsection (d) shall be effective as of January 1st of the calendar year following the calendar year in which the election change is submitted to the Corporation in accordance with procedures established by the Vice President - Human Resources

                (e)  Special Election Change of Previous
Deferrals. Notwithstanding any provision in subsection (d) to the contrary (but in addition to any election change rights available under said subsection), on or before December 15, 1996, a Participant may, in accordance with the procedures established by the Vice President - Human Resources, make a one-time election to change to the Fixed Income Rate any contrary earnings accrual rate election under this Section 8.2 made with respect to any or all of his or her previous Variable Compensation Award deferrals under this Program.


SECTION 9:  GENERAL PROVISIONS

             9.1: Prohibition of Assignment of Transfer. Any assignment, hypothecation, pledge or transfer of a Participant's or Beneficiary's right to receive payments under the Program shall be null and void and shall be disregarded.

             9.2: Program Not To Be Funded. The Corporation is not required to, and will not, for the purpose of funding the Program, segregate any monies from its general funds, create any trusts, or make any special deposits, and the right of a Participant or Beneficiary to receive a payment under the Program shall be no greater than the right of an unsecured general creditor of the Corporation.

             9.3: Effect of Participation. Neither selection as an Eligible Employee, nor an election to participate, nor participation, in the Program, shall entitle an Eligible
Employee to receive a  cash award under the  any of the Eligible
Plans, or affect the Corporation's right to discharge an Eligible Employee or a Participant.

             9.4: Communications To Be in Writing. All elections, requests and communications to the Corporation from Participants and Beneficiaries, and all communications to such persons from the Corporation, shall be in writing, and in such form and manner, and within such time, as the Corporation shall determine.

            9.5: Absence of Liability. No officer, director or employee of the Corporation shall be personally liable for any act or omission to act, under the Program, of any other person, or, except in circumstances involving bad faith, for such officer's, director's or employee's own act or omission to act.

             9.6:   Titles for Reference Only.  The titles given
herein to Sections and subsections are for reference only and are not to be used to interpret the provisions of the Program.


(PAGE18)

             9.7: Connecticut Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Program shall be determined in accordance with Connecticut law.

             9.8: Amendment. The Committee may amend the Program at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment. In addition, any amendment which does not significantly affect the amount of any past or future, benefits under the Program may be authorized by the Vice President-Human Resources.

            9.9: Program Termination. The Committee may terminate the Program at any time. In the event of such termination, all amounts under this Program shall become immediately payable in accordance with Section 6.2, provided that the Committee, in its discretion, upon Program termination or at any time thereafter, may decide to make lump sum payments in lieu of annual payments.



                                              PRAXAIR, INC.
                                              By:   /s/ Barbara R. Harris


(PAGE19)

                                                        EXHIBIT 5.1

                                          December 18, 1996



Board of Directors
Praxair, Inc.
39 Old Ridgebury Road
Danbury,  CT  06810-5113

               RE: Registration Statement on Form S-8 for 1993 Praxair Compensation Deferral Program

Dear Sirs/Madame:

     We are acting as counsel to Praxair, Inc., a Delaware corporation ("Corporation") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("Act") with the Securities and Exchange Commission ("Commission") relating to 1,500,000 shares of the Corporation's common stock, $.01 par value per share ("Common Stock") offered for sale pursuant to the 1993 Praxair Compensation Deferral Program ("Plan").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.
We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Corporation and the due authorization, execution and delivery of all documents by the parties thereto other than the Corporation. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to matters of officers and other representatives of the Corporation. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the laws of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

     Based upon the foregoing, we are of the opinion that:

         1. The Corporation has been duly organized and is validly existing under the laws of the State of Delaware.

         2. The Plan has been duly adopted by the Board of Directors of the Corporation.

         3. The shares of Common Stock of the Corporation to which the Registration Statement relates have been duly authorized and reserved for issuance pursuant to the Plan and, when issued and sold pursuant to the Plan, will be legally issued, fully paid and nonassessable.

        This opinion is limited to the specific issues addresses herein, and no opinion may be inferred or implied beyond that expressly stated herein.
We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this letter as an Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,



                                         KELLEY DRYE & WARREN LLP


(PAGE20)

                                                Exhibit 23.1




Consent of Independent Accountants


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 5, 1996, which appears on page 41 of the Annual Report to Shareholders of Praxair, Inc., which is incorporated by reference in Praxair, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.




PRICE WATERHOUSE LLP



Stamford, Connecticut
December 13, 1996



(PAGE21)


                                                 Exhibit 23.2




Consent of Independent Public Accountants


   As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our reports dated February 14, 1996 and February 6, 1995 (except with respect to the matter discussed in Note 6, as to which the date is March 2, 1995) on the consolidated financial statements of CBI Industries, Inc. and subsidiaries included in the Current Report of Praxair, Inc. on Form 8-K filed March 1, 1996 and January 16, 1996, respectively, and to all references to our Firm included in this registration statement.



Arthur Andersen LLP



Chicago, Illinois
December 13, 1996